[DESCRIPTION]           EXHIBIT 99.2
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                                                                    Exhibit 99.2

WITI CORPORATION AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEET

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

                                            December 31
                                               1999
                                           -------------
ASSETS
Current Assets:
  Cash and cash equivalents                   $ 340,904
  Accounts receivable                             3,415
  Costs in excess of billings                   212,120
  Prepaid expenses and other                     26,407
                                         --------------
     Total current assets                       582,846

Equipment, net                                  252,818
                                         --------------

Total assets                                  $ 835,664
                                         ==============


LIABILITIES AND STOCKHOLDER'S DEFICIENCY
Current liabilities:
  Accounts Payable
    Related parties                           $ 568,150
    Other                                       259,294
  Note payable related party                    100,000
  Billings in excess of costs                         -
   Deferred revenue                               6,453
                                         --------------
     Total current liabilities                  933,897

Long-term debt related party                    743,234

Stockholders' deficiency
  Series A Convertible preferred                  3,500
  Series B Preferred stock                           10
  Common stock                                    1,033
  APIC                                           50,635
  Accumulated deficit                          (896,645)
                                         --------------
     Total stockholders' deficiency            (841,467)
                                         --------------

Total liabilities and stockholders'           $ 835,664
 deficiency                              ==============
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                       WITI CORPORATION AND SUBSIDIARIES
                    UNAUDITED INTERIM FINANCIAL STATEMENTS

The unaudited interim financial statements of WITI Corporation and subsidiaries ("WITI") for the three month periods ended December 31, 1999 and 1998 do not provide all disclosures included in the annual financial statements. These interim financial statements should be read in conjunction with the annual audited financial statements and the footnotes thereto. Results for the interim periods are not necessarily indicative of the results for the fiscal year ending September 30, 2000. In the opinion of management, the accompanying interim financial statements reflect all adjustments (consisting only of normal recurring accruals) necessary for a fair presentation of the financial position and results of operations of WITI.

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
WITI CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENT OF OPERATIONS
                                           Three-months       Three-months
                                               ended              ended
                                            December 31        December 31
                                               1999                1998
                                            -----------        -----------
Operating Revenue
  Consulting services                        $ 449,055          $  95,800

Cost of operating revenue
  Consulting services                          238,934             74,236
                                            ----------           --------

Gross Margin                                   210,121             21,564

Operating Expenses                             313,407            239,408
                                            ----------           --------

Loss from Operations                          (103,286)          (217,844)

  Interest Income (Expense)                    (14,504)            (9,337)
                                             ----------          --------


Net Loss                                     $(117,790)         $(227,181)
                                             ==========         =========
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WITI Corporation and Subsidiaries
Consolidated Statement of Cash Flows

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
                                                                                    Three months              Three months
                                                                                       Ended                     Ended
                                                                                  December 31, 1999         December 31, 1998
                                                                                  -----------------         -----------------
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net Loss                                                                                $(117,790)                $(227,181)
  Adjustments to reconcile net loss to net cash used in operating activities-
      Depreciation                                                                           18,709                    16,047
  Net changes in operating assets and liabilities:
      Accounts receivable                                                                   199,721                    17,203
      Costs and estimated earnings in excess of billings on uncompleted contracts          (212,120)
      Prepaid and other currents assets                                                     (20,461)                  (19,210)
      Accounts payable and other current liabilities                                        175,182                    69,305
      Billings in excess of cost and estimated earnings on uncompleted contracts           (135,423)                       --
                                                                                          ---------                 ---------
    Net cash used in operating activities                                                   (92,182)                 (143,836)
                                                                                          ---------                 ---------
CASH FLOWS FROM INVESTING ACTIVITIES - Purchase of equipment                               (132,865)                   (6,864)
                                                                                          ---------                 ---------
CASH FLOWS FROM FINANCING ACTIVITIES:
  Dividends paid                                                                                                         (250)
  Borrowings under related party notes payable                                               25,000
                                                                                          ---------                 ---------
    Net cash provided by (used in) financing activities                                      25,000                      (250)
                                                                                          ---------                 ---------
NET DECREASE IN CASH AND CASH EQUIVALENTS                                                  (200,047)                 (150,950)

CASH AND CASH EQUIVALENTS, BEGINNING OF PERIOD                                              540,951                   318,622
                                                                                          ---------                 ---------
CASH AND CASH EQUIVALENTS, END OF PERIOD                                                  $ 340,904                 $ 167,672
                                                                                          =========                 =========
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